UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2009

CH ENERGY GROUP, INC.
 (Exact name of Registrants as specified in its charter)

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	IRS Employer Identification No.

0-30512	CH Energy Group, Inc.	14-1804460
(Incorporated in New York)
284 South Avenue
Poughkeepsie, NY 12601-4839
(845) 452-2000

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                 Other Events

On November 4, 2009, Griffith Energy Services, Inc., an indirect wholly-owned subsidiary of CH Energy Group, Inc., announced that it had entered into an agreement to sell its operating divisions serving markets in Rhode Island, Connecticut and Pennsylvania for a purchase price of $76 million, subject to certain adjustments.  A press release issued by CH Energy Group, Inc. is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                 Financial Statements and Exhibits

(d)  Exhibits. The following are filed as exhibits to this Form 8-K pursuant to Item 6.01 of Regulation S-K:

99.1	Press Release of CH Energy Group, Inc. dated November 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CH ENERGY GROUP, INC.

Date: November 4, 2009	By:	/s/ Christopher M. Capone
Name: Christopher M. Capone
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of CH Energy Group, Inc. dated November 4, 2009.